Exhibit k.15

EXECUTION COPY

TORTOISE MLP FUND, INC.

Series G Mandatory Redeemable Preferred Shares

SECURITIES PURCHASE AGREEMENT

Dated October 16, 2018

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Schedule B	—	Defined Terms
Schedule 5.3	—	Disclosure Materials
Schedule 5.5	—	Financial Statements
Schedule 5.15	—	Existing Indebtedness
Schedule 5.19	—	Capital Stock
Exhibit 1	—	Form of Articles Supplementary
Exhibit 2	—	Form of Certificate Representing MRP Shares
Exhibit 4.4(a)	—	Form of Opinion of Special Counsel to the Company
Exhibit 4.4(b)	—	Form of Opinion of Special Counsel to the Purchasers
Exhibit 13.1	—	Form of Legend

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TORTOISE MLP FUND, INC.
11550 ASH STREET, SUITE 300
LEAWOOD, KANSAS 66211

Series G Mandatory Redeemable Preferred Shares

October 16, 2018

TO EACH OF THE PURCHASERS LISTED IN
SCHEDULE A HERETO:

Ladies and Gentlemen:

Tortoise MLP Fund, Inc., a Maryland corporation (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

SECTION 1.	AUTHORIZATION OF MRP SHARES.

Section 1.1      Authorization of Mandatory Redeemable Preferred Shares. The Company will authorize the creation, issuance and sale of one new series of Preferred Stock (as defined in the Company’s Articles of Amendment and Restatement) classified and designated as “Series G Mandatory Redeemable Preferred Shares” (the “MRP Shares”) liquidation preference $25.00 per share and to consist of 880,000 shares; provided that in no event shall the aggregate purchase price of the MRP Shares exceed $22,000,000. The MRP Shares will have the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption set forth in the Articles Supplementary (the “Articles Supplementary”) describing the MRP Shares in the form attached hereto as Exhibit 1. A true and correct copy of the Articles of Amendment and Restatement of the Company as currently in effect and prior to the adoption and filing of the Articles Supplementary has heretofore been furnished to you by the Company. The MRP Shares will rank, as to preferences on payment of dividends or distribution of assets upon liquidation, on a parity with shares of any other series of Preferred Stock and prior to any and all of the Common Stock or of any other class of shares of the Company ranking junior to the Preferred Stock.

Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Schedule A
(to Securities Purchase Agreement)

Tortoise MLP Fund, Inc.	Securities Purchase Agreement
SECTION 2.	SALE AND PURCHASE OF MRP SHARES.

Section 2.1      Sale and Purchase of MRP Shares. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, the number of shares of MRP Shares and of the series specified opposite such Purchaser’s name in Schedule A at a price per share of $25.00. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder. The MRP Shares issued hereunder are herein sometimes referred to as MRP Shares of a “series.”

SECTION 3.	CLOSING.

The sale and purchase of the MRP Shares to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603-4080, at 10:00 a.m., Chicago time, at a closing (the “Closing”), which will occur on October 16, 2018 or on such other Business Day thereafter on or prior to October 17, 2018 as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver or cause to be delivered to each Purchaser the MRP Shares of the series to be purchased by such Purchaser at the Closing (as specified opposite such Purchaser’s name (or the name of its nominee) in Schedule A), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company for credit to account number 821637949, at U.S. Bank, N.A., 1555 N. River Center Drive, Milwaukee, Wisconsin 53212, ABA # 042000013, Account of Custody Trust Cash US Bank, Attention: Laura Schultz, Phone Number: (414) 905-5086, for further credit to account # 19-9247. If at the Closing the Company shall fail to tender such MRP Shares to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.	CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the MRP Shares to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1       Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

Section 4.2      Performance; No Default; Compliance with Articles Supplementary. The Company shall have performed and complied with all agreements and conditions contained in this Agreement and the Articles Supplementary required to be performed or complied with by it, prior to or at the Closing and after giving effect to the issue and sale of the MRP Shares (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.

Tortoise MLP Fund, Inc.	Securities Purchase Agreement
Section 4.3       Compliance Certificates.

(a)         Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)       Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, filing and execution of the Articles Supplementary, the authorization, issuance and sale of the MRP Shares and the authorization, execution and delivery of this Agreement.

Section 4.4      Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Paul Hastings LLP, counsel for the Company, and from Venable LLP, special Maryland counsel to the Company, together covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinions to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5      Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of MRP Shares shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6       Sale of Other MRP Shares. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the MRP Shares to be purchased by it at the Closing as specified in Schedule A.

Section 4.7      Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Tortoise MLP Fund, Inc.	Securities Purchase Agreement
Section 4.8       Private Placement Number. A private placement number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the MRP Shares.

Section 4.9      Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10     Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the MRP Shares is to be deposited.

Section 4.11     Rating of MRP Shares. The MRP Shares shall have been given a rating of not less than AA by Fitch on or prior to the date of issuance thereof.

Section 4.12    Articles Supplementary. The Board of Directors of the Company shall have duly adopted the Articles Supplementary and the Articles Supplementary shall have been duly filed with the State Department of Assessments and Taxation of Maryland, all in compliance with the applicable provisions of the Maryland General Corporation Law. The Articles Supplementary shall constitute a legal and valid part of the charter of the Company.

Section 4.13    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request and shall receive such information as may be reasonably necessary to complete any Holder Forms.

Section 4.14    Consent of Holders of Other Securities. On the date of the Closing, any consent or approvals required to be obtained from any holder or holders of any outstanding Securities of the Company which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be reasonably satisfactory in form and substance to the Purchasers and their special counsel.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

Section 5.1      Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, to execute and file the Articles Supplementary, to create, issue and sell the MRP Shares and to perform the provisions hereof and thereof. Any approvals by the stockholders of the Company required by law, the Articles of Amendment and Restatement (including the Articles Supplementary) or Bylaws of the Company or otherwise have been duly obtained. The Company is a non-diversified, closed-end investment management company as such term is used in the 1940 Act.

Tortoise MLP Fund, Inc.	Securities Purchase Agreement
Section 5.2      Authorization, Etc. This Agreement, the Articles Supplementary and the MRP Shares have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each MRP Share will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3      Disclosure. This Agreement and the certificates delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement and such certificates and such financial statements delivered to each Purchaser prior to September 26, 2018 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since November 30, 2017 there has been no change in the financial condition, operations, business or properties of the Company except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 5.4       No Subsidiaries. The Company has no Subsidiaries as of the date of the Closing.

Section 5.5      Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the financial position of the Company as of the respective dates specified in such Schedule and the results of its operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company does not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Tortoise MLP Fund, Inc.	Securities Purchase Agreement
Section 5.6      Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement, the execution and filing of the Articles Supplementary, and the creation, issuance and sale of the MRP Shares will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company, including, without limitation, the Securities Act and the 1940 Act.

Section 5.7     Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the execution and filing of the Articles Supplementary or the creation, issuance and sale of the MRP Shares, except for the filing and recording of the Articles Supplementary as described in Section 4.12 of this Agreement.

Section 5.8      Litigation; Observance of Statutes and Orders.  (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b) The Company is not in default under any order or judgment and is not in violation of any decree or ruling of any court, arbitrator or Governmental Authority and is not in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA PATRIOT Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.9      Taxes. The Company has filed all income tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP. As of the date hereof, the Company has not been subject to a Federal income tax audit, and no statute of limitations related to Federal income tax liabilities of the Company has run.

Tortoise MLP Fund, Inc.	Securities Purchase Agreement
Section 5.10    Title to Property; Leases. The Company has good and sufficient title to its Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

Section 5.11    Licenses, Permits, Etc. The Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

Section 5.12    Compliance with ERISA. Neither the Company nor any ERISA Affiliate maintains, contributes to or is obligated to maintain or contribute to, or has, at any time in the past six years, maintained, contributed to or been obligated to maintain or contribute to, any employee benefit plan which is subject to Title I or Title IV of ERISA or Section 4975 of the Code. Neither the Company nor any ERISA Affiliate is, or has ever been at any time within the past six years, a “party in interest” (as defined in section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975 of the Code) with respect to any such plan.

Section 5.13    Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the MRP Shares or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, more than two Persons, all of which were Institutional Investors, including the Purchasers, each of which has been offered the MRP Shares or similar securities at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the MRP Shares to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the MRP Shares as permitted under the 1940 Act including for reducing Indebtedness, for making new portfolio investments and for general corporate purposes. Assuming the required preparation, execution, delivery and filing of the applicable Federal Reserve Board forms by the Purchasers (such as Forms U-1 and G-1 through 4, as applicable), each Purchaser’s purchase of the MRP Shares specified under this Agreement will not cause a violation of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), Regulation X of said Board (12 CFR 224) or Regulation T of said Board (12 CFR 220).

Section 5.15    Existing Indebtedness. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company as of the dates indicated in Schedule 5.15 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company. The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company, and no event or condition exists with respect to any Indebtedness of the Company the outstanding principal amount of which exceeds $10,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

Tortoise MLP Fund, Inc.	Securities Purchase Agreement
(b)          The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except for the 1940 Act or as specifically indicated in Schedule 5.15.

Section 5.16    Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b)         Neither the Company nor any Controlled Entity (i) has been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(a)         No part of the proceeds from the sale of the MRP Shares hereunder:

(i)          constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii)         will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii)        will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(b)         The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Tortoise MLP Fund, Inc.	Securities Purchase Agreement
Section 5.17     Status under Certain Statutes. The Company is subject to regulation under the 1940 Act. The Company is and immediately after giving effect to the issuance of the MRP Shares will be, in material compliance with the 1940 Act, including, but not limited to, all leverage provisions specified in the 1940 Act.

Section 5.18     Ranking of Obligations. The Company’s obligations with respect to payment of dividends and distribution of assets upon dissolution, liquidation or winding up of the affairs of the Company in respect of the MRP Shares will, upon issuance thereof, rank senior to all Common Stock of the Company and pari passu with all other Preferred Stock of the Company.

Section 5.19    Capital Stock. The authorized and outstanding capital stock of the Company as of October 16, 2018 is set forth in Schedule 5.19 attached hereto. All of the outstanding capital stock of the Company has been validly issued and is fully paid and non-assessable and is subject to no liens and encumbrances, other than as set forth on said Schedule 5.19. The stockholders of the Company are not entitled to any preemptive rights with respect to the Common Stock or other capital stock of the Company. The Company has no outstanding warrants, options, convertible Securities or preemptive or other rights for the purchase, nor is it a party to or is it bound by any agreement or other instrument restricting or affecting the issuance, of capital stock of the Company other than the Company’s charter and under Section 10.5 of the Existing Note Agreements and under Section 7.06 of the Existing Credit Agreement. The MRP Shares which are to be issued and sold on the date of Closing, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable and will have the preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as are set forth in the Articles Supplementary and the laws of the State of Maryland.

Section 5.20    Restrictions on Creation of MRP Shares and Distributions. (a) The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the creation or issuance of MRP Shares of the Company, other than this Agreement and the Articles Supplementary and under Section 10.5 of the Existing Note Agreements, under Section 7.06 of the Existing Credit Agreement and under the Series C and D Articles Supplementary and the Series E and Series F Articles Supplementary.

(b)        The Company is not a party to or bound by any contract, indenture, agreement, instrument, order of any court, or governmental agency rule or regulation (other than the 1940 Act), or any note, debenture, bond, or other security, which contains provisions expressly limiting or restricting payments by the Company on or in respect of shares of its capital stock of any class, including, without limitation, the Company’s right and obligation to declare and pay dividends on the MRP Shares and to make mandatory and optional redemption of shares of the MRP Shares pursuant to the provisions of the Articles Supplementary other than this Agreement and under Section 10.5 of the Existing Note Agreements, under Section 7.06 of the Existing Credit Agreement and the Series C and D Articles Supplementary and the Series E and Series F Articles Supplementary. The Company is subject to the Maryland General Corporation Law and the Articles Supplementary which impose limitations on the declaration and payment of dividends and other distributions and the redemption of the MRP Shares.

Tortoise MLP Fund, Inc.	Securities Purchase Agreement
SECTION 6.	REPRESENTATIONS OF THE PURCHASERS.

Section 6.1      Purchase for Investment. (a) Each Purchaser severally represents that it is purchasing the MRP Shares for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the MRP Shares have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the MRP Shares.

(b)       Each Purchaser is duly authorized to enter into this Agreement, and the person signing this Agreement on behalf of the Purchaser is authorized to do so, under all applicable governing documents (e.g., partnership agreement, trust instrument, pension plan, certificate of incorporation, bylaws, or operating agreement). This Agreement constitutes a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)         Each Purchaser (and any account which is a separate legal entity contemplated in Section 6.1(a)) is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

Section 6.2       Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the MRP Shares to be purchased by it hereunder:

(a)         the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

Tortoise MLP Fund, Inc.	Securities Purchase Agreement
(b)        the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)        the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)       the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)         the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)          the Source is a governmental plan; or

Tortoise MLP Fund, Inc.	Securities Purchase Agreement
(g)         the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)         the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.	INFORMATION AS TO COMPANY .

Section 7.1      Financial and Business Information. The Company shall deliver to each holder of MRP Shares that is an Institutional Investor:

(a)        Quarterly Statements — within 60 days (or such shorter period as is within 15 days after the mailing of the Company’s quarterly report to its stockholders) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i)          an unaudited balance sheet and schedule of investments of the Company and its Subsidiaries, as at the end of such quarter, and

(ii)          unaudited statements of income and changes in net assets and cash flows of the Company and its Subsidiaries, for the fiscal year-to-date period ending with such quarter,

and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations, subject to changes resulting from year-end adjustments, provided, that the Company shall be deemed to have made such delivery of such quarterly financial statements if (i) it shall have timely made such quarterly financial statements available on its home page on the  worldwide web (at the date of this Agreement located at: http://www.tortoiseadvisors.com) and shall have given such holder prior notice of such availability on its home page in connection with each delivery or (ii) at the request of a holder, it shall have timely sent such materials to the email addresses set forth in Schedule A (or at such other email address that the holders provide to the Company from time to time) (such availability, notice and delivery thereof being referred to as “Electronic Delivery”) (except that, in addition, the Company agrees to also deliver hard copies of such financial statements to any holder of MRP Shares within the time period required hereinabove if such holder has previously requested such delivery in writing);

(b)        Annual Statements — within 105 days (or such shorter period as is within 15 days after the filing of the Company’s Annual Report on Form N-CSR (the “Form N-CSR”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of,

Tortoise MLP Fund, Inc.	Securities Purchase Agreement
(i)          a consolidated balance sheet and schedule of investments of the Company and its Subsidiaries, as at the end of such year, and

(ii)          consolidated statements of income and changes in net assets and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form N-CSR for such fiscal year prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b), and provided, further, that the Company shall be deemed to have made such delivery of such Form N-CSR if it shall have timely made Electronic Delivery thereof (except that, in addition, the Company agrees to also deliver hard copies of such financial statements to any holder of MRP Shares within the time period required hereinabove if such holder has previously requested such delivery in writing);

(c)         SEC and Other Reports — promptly upon their becoming available:

(i)          one copy of each quarterly or annual financial statement, each regular or periodic report sent to the Company’s stockholders, each notice sent to the Company’s stockholders, each proxy statement and similar document filed with the SEC, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder) and each final prospectus and all amendments thereto filed by the Company with the SEC, and

(ii)         if requested by a holder of MRP Shares, each financial statement, report or notice sent by the Company to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to any NRSRO (provided that the Company shall be deemed to have made such delivery of such information by Electronic Delivery).

(d)        Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becomes aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

Tortoise MLP Fund, Inc.	Securities Purchase Agreement
(e)         ERISA Matters — promptly, and in any event within five Business Days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)          with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)         the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multi-employer Plan that such action has been taken by the PBGC with respect to such Multi-employer Plan; or

(iii)        any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and

(f)         Resignation or Replacement of Auditors — within 10 days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof, together with such further information as the Required Holders may request; and

(g)         Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, without limitation, actual copies of the quarterly and annual reports of the Company) or relating to the ability of the Company to perform its obligations under this Agreement and under the MRP Shares as from time to time may be reasonably requested by such holder of MRP Shares (including any such information as may be reasonably necessary to complete any Holder Forms).

Section 7.2      Officer’s Certificate. Each set of financial statements delivered to a holder of MRP Shares pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate delivery of such certificate to each holder of MRP Shares promptly upon making of such Electronic Delivery):

Tortoise MLP Fund, Inc.	Securities Purchase Agreement
(a)         Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 3(a)(ii), Section 3(a)(iii), Section 7 and Section 8 of the Articles Supplementary and any additional provisions added pursuant to Section 3(i) of the Articles Supplementary, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence). In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.3) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and

(b)         Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3       Visitation. The Company shall permit the representatives of each holder of MRP Shares that is an Institutional Investor:

(a)         No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, not more than twice each calendar year; and

(b)        Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be reasonably requested.

Tortoise MLP Fund, Inc.	Securities Purchase Agreement
SECTION 8.	REDEMPTION OF THE MRP SHARES.

The Company will not, directly or indirectly, through any Affiliate or otherwise, purchase, redeem or retire, or make any offer to purchase, redeem or retire, any shares of the MRP Shares other than pursuant to and in accordance with the applicable provisions of the Articles Supplementary.

SECTION 9.	AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the MRP Shares are outstanding:

Section 9.1     Compliance with Law. The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA PATRIOT Act, Environmental Laws and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Without limiting the foregoing, the Company shall remain in material compliance, at all times with the 1940 Act, including, but not limited to, all leverage provisions specified in the 1940 Act.

Section 9.2      [Intentionally Omitted].

Section 9.3       [Intentionally Omitted].

Section 9.4      Payment of Taxes. The Company will and will cause each of its Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent the same have become due and payable and before they have become delinquent, provided that the Company nor any Subsidiary need not pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges and levies in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 9.5      Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

Tortoise MLP Fund, Inc.	Securities Purchase Agreement
Section 9.6       Books and Records. The Company will and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

Section 9.7       [Intentionally Omitted.].

Section 9.8       [Intentionally Omitted.]

Section 9.9       [Intentionally Omitted.]

Section 9.10     [Intentionally Omitted.]

Section 9.11    Maintenance of Status.  The Company shall (a) remain at all times a non-diversified, closed-end investment management company for the purposes of the 1940 Act and (b) continue to engage in business of the same general type as now conducted by the Company.

SECTION 10.	NEGATIVE COVENANTS.

The Company covenants that so long as any of the MRP Shares are outstanding:

Section 10.1    Transactions with Affiliates. The Company and its Subsidiaries will comply with the 1940 Act provisions, rules and regulations relating to transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), and such transactions shall be pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon terms fair and reasonable to the Company or such Subsidiary.

Section 10.2     Merger, Consolidation, Etc. The Company will not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a)         the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, such corporation or limited liability company shall have executed and delivered to each holder of any MRP Shares its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the MRP Shares; and

(b)         immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

Tortoise MLP Fund, Inc.	Securities Purchase Agreement
No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement, the Articles Supplementary or the MRP Shares.

Section 10.3    Terrorism Sanctions Regulations. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the MRP Shares) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 10.4     Line of Business. The Company shall (a) remain at all times a non-diversified, closed-end investment management company for the purposes of the 1940 Act, and (b) continue to engage in business of the same general type as now conducted by the Company.

Section 10.5     Controlled Portfolio Subsidiaries. The Company will not at any time have any Subsidiaries other than Subsidiaries that hold or represent portfolio investments consistent with the Company’s investment objectives and strategies (such Subsidiaries being referred to as “Controlled Portfolio Subsidiaries”). For purposes of determining compliance with the covenants and agreements contained in this Agreement, and for making any other determinations under this Agreement, the Company may consolidate the Net Asset Value of Controlled Portfolio Subsidiaries with the assets of the Company; provided that the aggregate Net Asset Value of Controlled Portfolio Subsidiaries so consolidated may not exceed 10% of the combined value of all assets of the Company, including the Net Asset Value of its Controlled Portfolio Subsidiaries. No Controlled Portfolio Subsidiary shall guarantee or otherwise become liable at any time for or in respect of any Indebtedness of the Company.

SECTION 11.	DEFAULT AND REMEDIES.

(a)         If the Company shall Default, it shall, promptly after any officer of the Company obtains knowledge of such Default, give notice thereof to all holders of outstanding shares of MRP Shares, such notice to be in writing and sent in the manner provided in Section 18.

(b)        If any Default has occurred and is continuing and such Default is not remedied within 5 days (for any monetary Default) and within 30 days (for any non-monetary Default) after the earlier of (i) the day on which a Responsible Officer of the Company first obtains knowledge of such Default or (ii) the day on which a written notice thereof is given to the Company by the holder of any MRP Shares (an “Event of Default”), the Required Holders may proceed to protect and enforce any or all of the rights and remedies of the holders of the MRP Shares resulting from such failure, by suit in equity or action at law or by other appropriate proceeding.

Tortoise MLP Fund, Inc.	Securities Purchase Agreement
(c)          The holders of the MRP Shares shall have the rights and remedies provided in the Articles Supplementary as a result of any failure by the Company to comply with the terms and conditions thereof.

(d)         Without limiting the obligations of the Company under Section 15, the Company further agrees, to the extent not prohibited by law, to pay, on the holder’s demand, such amounts as shall be sufficient to cover all costs and expenses of the holder incurred in any enforcement under this Section 11.

(e)         No course of dealing and no delay on the part of any holder of any MRP Shares in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, the Articles Supplementary or any MRP Shares upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

SECTION 12.	RESERVED.

SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF CERTIFICATES REPRESENTING MRP SHARES.

Section 13.1    Registration of MRP Shares. Each Purchaser and each subsequent holder of the MRP Shares severally acknowledges and agrees that any MRP Shares received in connection with this Agreement represented by physical certificates will bear the legend set forth on Exhibit 13.1. The Company shall keep at its principal executive office a register for the registration and registration of transfers of MRP Shares. The name and address of each holder of one or more MRP Shares, each transfer thereof and the name and address of each transferee of one or more MRP Shares shall be registered in such register. If any holder of one or more MRP Shares is a nominee, then (a) the name and address of the beneficial owner of such MRP Share or MRP Shares shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any MRP Shares shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of MRP Shares that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of MRP Shares.

Tortoise MLP Fund, Inc.	Securities Purchase Agreement
Section 13.2     Transfer and Exchange of MRP Shares. Upon surrender of any certificate representing MRP Shares to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such MRP Shares or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such MRP Shares or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new MRP Shares (as requested by the holder thereof) in exchange therefor, in an aggregate MRP Liquidation Preference Amount equal to the unpaid MRP Liquidation Preference Amount of the surrendered MRP Shares. Each such new certificate representing MRP Shares shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 2. Each such new certificate representing MRP Shares shall be dated the date of the issuance of such new certificate and the holder thereof shall be entitled to receive cash dividends with respect thereto in accordance with the Articles Supplementary. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of MRP Shares. Each holder of MRP Shares will be deemed, by its acceptance thereof to have made the representations set forth in Section 6. Notwithstanding anything to the contrary in this Section 13.2, no MRP Shares shall be resold, transferred or otherwise disposed of unless such MRP Shares are registered pursuant to the provisions of the Securities Act and any applicable state or foreign securities laws or if any exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the MRP Shares.

Section 13.3    Replacement of Certificates Representing MRP Shares. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificates representing MRP Shares (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)         in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such certificates representing MRP Shares is, or is a nominee for, an original Purchaser or another holder of a MRP Share with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)         in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, new certificates evidencing such MRP Shares, dated and entitled to receive cash dividends from the date to which cash dividends have been paid on the surrendered certificates representing MRP Shares or dated the date of such lost, stolen, destroyed or mutilated certificates representing MRP Shares if no dividends have been paid thereon.

SECTION 14.	PAYMENTS ON MRP SHARES.

Section 14.1     Place of Payment. Subject to Section 14.2, payments of all amounts with respect to any MRP Shares (whether as dividends, upon redemption of shares or otherwise) shall be made in New York, New York at the principal office of The Bank of New York in such jurisdiction. The Company may at any time, by notice to each holder of MRP Shares, change the place of payment of the MRP Shares so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Tortoise MLP Fund, Inc.	Securities Purchase Agreement
Section 14.2     Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any MRP Shares, and notwithstanding anything contained in Section 14.1 or in the terms of such MRP Shares to the contrary, the Company will pay all sums becoming due on such MRP Shares (whether as dividends, upon redemption of shares or otherwise) by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A hereto, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of any certificate for such MRP Shares or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after full redemption of such MRP Shares, such Purchaser shall surrender any certificate for such MRP Shares for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any MRP Shares purchased by a Purchaser under this Agreement and that has made the same agreement relating to such MRP Shares as the Purchasers have made in this Section 14.2.

SECTION 15.	EXPENSES, ETC.

Section 15.1     Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a MRP Share in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Articles Supplementary or the MRP Shares (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Articles Supplementary or the MRP Shares or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Articles Supplementary or the MRP Shares, or by reason of being a holder of any MRP Shares, (b) the reasonable costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Articles Supplementary and by the MRP Shares and (c) the costs and expenses incurred in connection with the initial filing of this Agreement, the Articles Supplementary and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $3,500.00 per series. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI). The Company will pay, and will save each Purchaser and each other holder of a MRP Share harmless from, (i) all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the MRP Shares) and (ii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the MRP Shares by the Company; provided that the Company shall not be required to indemnify any such Person with respect to any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense or obligation to the extent arising out of or in connection with the willful misconduct, gross negligence or misrepresentation of any such Person or such Person’s directors, trustees officers, employees, agents, attorneys and affiliates.

Tortoise MLP Fund, Inc.	Securities Purchase Agreement
Section 15.2   Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any MRP Shares, the enforcement, amendment or waiver of any provision of this Agreement, the Articles Supplementary or the MRP Shares, and the termination of this Agreement.

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the execution and filing of the Articles Supplementary, the issuance and sale of the MRP Shares, the purchase or transfer by any Purchaser of any MRP Shares or portion thereof or interest therein and the redemption of any MRP Shares, and may be relied upon by any subsequent holder of MRP Shares, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of MRP Shares. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Articles Supplementary and the MRP Shares embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.	AMENDMENT AND WAIVER.

Section 17.1    Requirements. This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (i) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used in any such Section), will be effective as to any holder of MRP Shares unless consented to by such holder of MRP Shares in writing, and (ii) no such amendment or waiver may, without the written consent of the holder of each MRP Share at the time outstanding affected thereby, (A) change the percentage of the MRP Shares the holders of which are required to consent to any such amendment or waiver, or (B) amend any of Section 11, 17 or 20.

Section 17.2     Solicitation of Holders of MRP Shares.

(a)         Solicitation. The Company will provide each holder of MRP Shares (irrespective of the amount of MRP Shares then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Articles Supplementary. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding MRP Shares promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of MRP Shares.

Tortoise MLP Fund, Inc.	Securities Purchase Agreement
(b)        Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional dividend, interest, fee or otherwise, or grant any security or provide other credit support, to any holder of MRP Shares as consideration for or as an inducement to the entering into by any holder of MRP Shares or any waiver or amendment of any of the terms and provisions hereof or of the Articles Supplementary, unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of MRP Shares then outstanding even if such holder did not consent to such waiver or amendment.

(c)        Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 by the holder of any MRP Shares that has transferred or has agreed to transfer such MRP Shares to the Company or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of MRP Shares that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

Section 17.3    Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of MRP Shares and is binding upon them and upon each future holder of any MRP Shares and upon the Company without regard to whether such certificates representing MRP Shares have been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any MRP Shares nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any holder of such MRP Shares. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4    MRP Shares Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate number of MRP Shares then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Articles Supplementary, or have directed the taking of any action provided herein or therein to be taken upon the direction of the holders of a specified percentage of the aggregate number of MRP Shares then outstanding, MRP Shares directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.	NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

Tortoise MLP Fund, Inc.	Securities Purchase Agreement
(i)          if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing;

(ii)          if to any other holder of any MRP Shares, to such holder at such address as such other holder shall have specified to the Company in writing; or

(ii)          if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Mr. P. Bradley Adams, or at such other address as the Company shall have specified to the holder of each MRP Share in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.	REPRODUCTION OF DOCUMENTS .

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the MRP Shares themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of MRP Shares from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Tortoise MLP Fund, Inc.	Securities Purchase Agreement
SECTION 20.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its MRP Shares), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any MRP Shares, (iv) any Institutional Investor to which it sells or offers to sell such MRP Shares or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s MRP Shares, this Agreement and the Articles Supplementary. Each holder of a MRP Share, by its acceptance of a MRP Share, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a MRP Share of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20. A holder of a MRP Share, by receipt of Confidential Information, hereby also acknowledges that trading in the Company’s securities may be prohibited under applicable laws, rules and regulations and that it has implemented policies to comply with applicable laws, rules and regulations and to prohibit any such prohibited trades.

SECTION 21.	SUBSTITUTION OF PURCHASER.

Section 21.1    [Needs Title].  Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of MRP Shares that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the MRP Shares then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of MRP Shares under this Agreement. Any transferee, by its acceptance of any MRP Share registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.

Tortoise MLP Fund, Inc.	Securities Purchase Agreement
Section 21.2      [Needs Title]. Notwithstanding anything to the contrary herein, no Purchaser shall substitute any Affiliate as the purchaser of the MRP Shares or make any other transfer of the MRP Shares to any other transferee without the prior written consent of the Company which will not be unreasonably withheld or delayed if the source of funds to be used by a proposed Affiliate or transferee to purchase any MRP Shares is a source which qualifies under clause (c) or (g) of Section 6.2 hereof; provided, however, if such Affiliate or other transferee is able to make the representation set forth in Section 6.2(c) without making any disclosure to the Company in writing, the prior written consent of the Company to such substitution or transfer shall not be required.

SECTION 22.	MISCELLANEOUS.

Section 22.1    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of MRP Shares) whether so expressed or not.

Section 22.2    Appointment of Initial MRP Shares Directors. The Company and each of the Purchasers acknowledge and agree that, as of the date hereof, each of H. Kevin Birzer and Jennifer Paquette are currently directors of the Company elected by the holders of the Preferred Stock of the Company and the Board of Directors of the Company intend to nominate each such director for re-election by the holders of the MRP Shares pursuant to Section 4(a) of the Articles Supplementary upon the expiration of such director’s current term.

Section 22.3     Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with the financial covenants contained in this Agreement or the Articles Supplementary, any election by the Company to measure an item of Indebtedness using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 — Fair Value Option or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 22.4    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Tortoise MLP Fund, Inc.	Securities Purchase Agreement
Section 22.5    Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed’ to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the MRP Shares, shall also include any such shares issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof’ and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.6    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all , of the parties hereto.

Section 22.7    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8    Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the MRP Shares. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Tortoise MLP Fund, Inc.	Securities Purchase Agreement
(b)         The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.8(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(a)         The Company consents to process being served by or on behalf of any holder of MRP Shares in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(b)        Nothing in this Section 22.8 shall affect the right of any holder of MRP Shares to serve process in any manner permitted by law, or limit any right that the holders of any MRP Shares may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(c)        THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE MRP SHARES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

*          *          *          *          *

Tortoise MLP Fund, Inc.	Securities Purchase Agreement
If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

TORTOISE MLP FUND, INC.,

By
	Name:	P. Bradley Adams
	Its:	Chief Executive Officer, Principal
Financial Officer and Treasurer

Tortoise MLP Fund, Inc.	Securities Purchase Agreement
This Agreement is hereby accepted and agreed to as of the date hereof.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By
Vice President

INFORMATION RELATING TO PURCHASERS

NAME AND ADDRESS OF PURCHASER	AGGREGATE LIQUIDATION PREFERENCE AMOUNT OF MRP SHARES TO BE PURCHASED

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$22,000,000 (880,000 shares) Series G

(1)	All payments on account of MRP Shares held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank, NA
New York, NY
ABA No.: 021000021
Account Name: Prudential Managed Portfolio
Account No.: P86188 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to “Series G Mandatory Redeemable Preferred Shares, Security No. INV11954, 89148B 8#1” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all communications and notices:

The Prudential Insurance Company of America c/o Prudential Capital Group
2200 Ross Ave.
Suite 4300W
Dallas, TX 75201

Attention: Managing Director, Energy Finance Group - Oil & Gas

and for all notices relating solely to scheduled principal and interest payments to:

Schedule A
(to Securities Purchase Agreement)

The Prudential Insurance Company of America c/o PGIM, Inc.
Prudential Tower
655 Broad Street
14th Floor - South Tower
Newark, NJ 07102

Attention: PIM Private Accounting Processing Team
Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of MRP Shares:

(a)	Send physical security by nationwide overnight delivery service to:

PGIM, Inc.
655 Broad Street
14th Floor - South Tower Newark, NJ 07102
Attention: Trade Management Manager

(b)	Send copy by email to:

William Bulmer
william.bulmer@prudential.com
(214) 720-6204

and

Private.Disbursements@Prudential.com

(4)	Tax Identification No.: 22-1211670

A-2

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Articles Supplementary” is defined in Section I.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Business Day” means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in the City of New York, New York or Leawood, Kansas are authorized or obligated by law to close, or days on which the Federal Reserve Bank of New York is not open for business.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

Schedule B
(to Securities Purchase Agreement)

“Common Stock” shall mean and include any share of any class or series of capital stock of a corporation, the right of which to share in distributions of either income or realized capital gain of such corporation is without limit as to any amount or percentage as and to the extent no amounts payable on or in respect of such Common Stock and no rights arising in connection therewith have preference over any other Common Stock upon dissolution, liquidation or winding-up of such corporation.

“Company” means Tortoise MLP Fund, Inc., a Maryland corporation or any successor that becomes such in the manner prescribed in Section 10.2.

“Confidential Information” is defined in Section 20.

“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Controlled Portfolio Subsidiary” is defined in Section 10.5.

“Default” means the failure by the Company in its performance or compliance with any covenant or agreement hereunder or under the Articles Supplementary.

“Electronic Delivery” is defined in Section 7.1(a).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Existing Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of June 15, 2015 among the Company as the borrower, Bank of America, N.A., as administrative agent and the other lender parties thereto, as amended by Amendment No. 1 to Amended and Restated Credit Agreement dated as of June 12, 2017 and Amendment No. 2 to Amended and Restated Credit Agreement dated as of September 4, 2018.

“Existing Note Purchase Agreements” means (i) the Master Note Purchase Agreement dated October 7, 2010, as amended by that certain letter agreement dated August 5, 2015, (ii) the Note Purchase Agreement dated May 12, 2011, (iii) the Note Purchase Agreement dated April 17, 2014, as amended by that certain letter agreement dated August 5, 2015, (iv) the Note Purchase Agreement dated September 9, 2014, as amended by that certain letter agreement dated August 5, 2015, (v) the Note Purchase Agreement dated December 9, 2015, (vi) the Note Purchase Agreement dated December 13, 2017, and (vii) the Note Purchase Agreement dated October 16, 2018.

“Fitch” means Fitch Ratings and its successors at law. “Form N-CSR” is defined in Section 7.1(b).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)         the government of

(i)          the United States of America or any State or other political subdivision thereof, or

(ii)          any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(d)         any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)         to purchase such indebtedness or obligation or any property constituting security therefor;

(e)        to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(f)         to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(g)         otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any MRP Shares, the Person in whose name such MRP Shares are registered in the register maintained by the Company pursuant to Section 13.1; provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 17.2 and 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Holder Forms” means any forms required to be filed by a holder of MRP Shares pursuant to (i) the SEC pursuant to the Securities Exchange Act of 1934, as amended, (ii) the 1940 Act or (iii) as required by the Federal Reserve Board.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a)         its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(h)         its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(i)          all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

(j)          all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(k)         all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(l)          (0 the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(m)        any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

“Institutional Investor” means (a) any Purchaser of MRP Shares, (b) any holder of MRP Shares holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the MRP Shares then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any MRP Shares.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the MRP Shares or (c) the validity or enforceability of this Agreement or the MRP Shares.

“MRP Liquidation Preference Amount” means, with respect to the MRP Shares, the liquidation preference of $25.00 per share.

“MRP Shares” is defined in Section 1.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

 “Net Asset Value” means the value of the aggregate of total assets of Controlled Portfolio Entities less its aggregate liabilities, in each case determined in accordance with GAAP.

“1940 Act” means the Investment Company Act of 1940, and the rules and regulations promulgated thereunder and all exemptive relief, if any, obtained by the Company thereunder, as the same may be amended from time to time.

“NRSRO” means a nationally recognized statistical ratings organization.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and, defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” is defined in the first paragraph of this Agreement.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

 “Related Fund” means, with respect to any holder of any MRP Shares, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means, at any time, the holders of more than 50% of the number of MRP Shares at the time outstanding (exclusive of MRP Shares then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“series” means any series of MRP Shares issued pursuant to this Agreement.

“Series C and D Articles Supplementary” means the Articles Supplementary authorizing the Series C Mandatory Redeemable Preferred Stock and the Series D Mandatory Redeemable Preferred Stock of the Company.

“Series E and F Articles Supplementary” means the Articles Supplementary authorizing the Series E Mandatory Redeemable Preferred Stock and the Series F Mandatory Redeemable Preferred Stock of the Company.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Total Assets” shall mean the aggregate amount of all assets of the Company determined in accordance with GAAP applicable to the Company.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U .S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Valuation Date” means every Friday, or, if such day is not a Business Day, the next preceding Business Day; provided, however, , that the first Valuation Date may occur on any other date established by the Company; provided, further, however, that such first Valuation Date shall be not more than one week from the date on which MRP Shares initially are issued.

DISCLOSURE MATERIALS

None.

Schedule 5.3
(to Securities Purchase Agreement)

FINANCIAL STATEMENTS

Annual Report for the Fiscal Year ended November 30, 2017 which includes but is not limited to Summary Financial Information, Key Financial Data, Schedule of Investments, Statement of Assets and Liabilities, Statement of Operations, Statement of Changes in Net Assets, Statement of Cash Flows, Financial Highlights and Notes to Financial Statements.

2018 Second Quarter Report for the six months ended May 31, 2018 which includes but is not limited to Summary Financial Information, Key Financial Data, Schedule of Investments, Statement of Assets and Liabilities, Statement of Operations, Statement of Changes in Net Assets, Statement of Cash Flows, Financial Highlights and Notes to Financial Statements.

Schedule 5.5
(to Securities Purchase Agreement)

SCHEDULE 5.15

EXISTING INDEBTEDNESS AS OF OCTOBER 16, 2018

(EXCEPT AS INDICATED BELOW)

SERIES	MATURITY DATE	NOTIONAL/CARRYING AMOUNT
Series D	December 15, 2020	112,000,000
Series J	April 17, 2021	30,000,000
Series K	September 9, 2019	35,000,000
Series L	April 17, 2021	20,000,000
Series M	April 17, 2021	10,000,000
Series N	December 13, 2024	32,000,000
Series 0	December 13, 2027	25,000,000
Series P	October 16, 2023	$20,000,000
Series Q	October 16, 2025	$15,000,000
Series R	October 16, 2026	$13,000,000
MRPS Series C	December 8, 2020	5,000,000
MRPS Series D	December 8, 2022	40,000,000
MRPS Series E	December 13, 2024	40,000,000
MRPS Series F	December 13, 2027	25,000,000
MRPS Series G	October 16, 2023	$22,000,000
Indebtedness under Existing Credit Agreement	June 12, 2019	$106,400,000
June 12, 2019		$106,400,000	[1]

Total		$550,400,000

1 Indebtedness under Existing Credit Agreement as of October 5, 2018.

Schedule 5.15
(to Securities Purchase Agreement)

SCHEDULE 5.15(b)

Amended and Restated Credit Agreement dated as of June 15, ?.015, by and among the Company, Bank of America, N.A., The Bank of Nova Scotia and U.S. Bank National Association

Master Note Purchase Agreement dated October 7,2010

Note Purchase Agreement dated May 12, 2011

Note Purchase Agreement dated April 17, 2014

Note Purchase Agreement dated September 9, 2014

Note Purchase Agreement dated December 9, 2015

Note Purchase Agreement dated December 13, 2017

Note Purchase Agreement dated October 16, 2018

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CAPITAL STOCK

As of October 16, 2018

TITLE OF CLASS	NUMBER OF SHARES AUTHORIZED	NUMBER OF SHARES OUTSTANDING
Common stock	100,000,000	63,208,377

Preferred Stock	10,000,000	5,280,000

Schedule 5.19
(to Securities Purchase Agreement)

FORM OF ARTICLES SUPPLEMENTARY

Exhibit 1
(to Securities Purchase Agreement)

TORTOISE MLP FUND, INC.

ARTICLES SUPPLEMENTARY

SERIES G MANDATORY REDEEMABLE PREFERRED SHARES

Tortoise MLP Fund, Inc. (the “Company”), a Maryland corporation, certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Article V of the Articles of Amendment and Restatement of the Company (which, as restated, amended or supplemented from time to time, together with these Articles Supplementary, is referred to herein as the “Charter”), the Board of Directors by duly adopted resolutions classified and designated 880,000 shares of authorized but unissued Preferred Stock (as defined in the Charter) as Series G Mandatory Redeemable Preferred Shares, liquidation preference $25.00 per share, each with the following preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, which, upon any restatement of the Charter, shall become part of Article V of the Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof.

MRP SHARES

DESIGNATION

Preferred Shares: 880,000 shares of authorized but unissued Preferred Stock are classified and designated as Series G Mandatory Redeemable Preferred Shares, liquidation preference $25.00 per share (the “MRP Shares”).

The initial Dividend Period for the MRP Shares shall be the period from and including the Original Issue Date thereof to and including January 16,2019. Each MRP Share will initially have a dividend rate equal to 4.39% per annum. Each MRP Share shall have such other preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Charter applicable to shares of Preferred Stock, as are set forth herein. The MRP Shares shall constitute a separate series of Preferred Shares.

Subject to the provisions of Section 3(h) and Section 6 hereof, the Board of Directors of the Company may, in the future, authorize the issuance of additional Preferred Shares with the same preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption and other terms herein described, except that the initial Dividend Period, the Applicable Rate for the initial Dividend Period and the initial Dividend Payment Date shall be as set forth in the Articles Supplementary relating to such additional Preferred Shares.

As used herein, capitalized terms not otherwise defined herein shall have the meanings provided in Section 13 hereof.

SECTION 1.        NUMBER OF SHARES; RANKING.

(a)          The number of authorized MRP Shares is 880,000 shares. No fractional MRP Shares shall be issued.

(b)          Any MRP Shares which at any time have been redeemed or purchased by the Company shall, after redemption or purchase, be returned to the status of authorized but unissued Preferred Stock of the Company, until reclassified by the Board of Directors.

(c)          The MRP Shares shall rank on a parity with shares of any other class or series of Preferred Shares as to the payment of dividends to which the shares are entitled and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Company.

(d)        No Holder of MRP Shares shall have, solely by reason of being a Holder, any preemptive right, or, unless otherwise determined by the Board of Directors, other right to acquire, purchase or subscribe for any MRP Shares, Common Shares or other securities of the Company which it may hereafter issue or sell.

(e)          No Holder of MRP Shares shall be entitled to exercise the rights of an objecting stockholder under Title 3, Subtitle 2 of the Maryland General Corporation Law (the “MGCL”) or any successor provision, except that each such Holder shall be entitled to exercise such rights if and so long as any of the holders of Common Shares or Preferred Shares is entitled to exercise such rights.

SECTION 2.  DIVIDENDS.

(a)          The Holders of MRP Shares shall be entitled to receive quarterly cumulative cash dividends, when, as and if authorized by the Board of Directors and declared by the Company, out of funds legally available therefor, at the rate per annum equal to the Applicable Rate (or the Default Rate), and no more, payable on the respective dates determined as set forth in paragraph (b) of this Section 2. Dividends on Outstanding MRP Shares shall accumulate from the Original Issue Date.

(b)         (i) Dividends on MRP Shares shall be payable quarterly when, as and if authorized by the Board of Directors and declared by the Company beginning on the initial Dividend Payment Date, and on the applicable Dividend Payment Date with respect to each subsequent Dividend Period.

(ii)         Except as otherwise set forth herein, the Company shall pay an aggregate amount of federal funds or similar same-day funds, equal to the dividends to be paid to all Holders of such shares on or prior to such Dividend Payment Date in accordance with Section 14 of the Securities Purchase Agreement. The Company shall not be required to establish any reserves for the payment of dividends.

(iii)        Each dividend on MRP Shares shall be paid on the Dividend Payment Date therefor to the Holders as their names appear on the share ledger or share records of the Company at the close of business on the fifth (5th) day prior to the Quarterly Dividend Date (or if such day is not a Business Day, the next preceding Business Day). Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the share ledger or share records of the Company at the close of business on a date, not exceeding 5 days preceding the payment date thereof, as may be fixed by the Board of Directors. No interest will be payable in respect of any dividend payment or payments which may be in arrears.

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(c)         (i) So long as the MRP Shares are rated on any date no less than “A” by Fitch (and no less than an equivalent of such ratings by any Other Rating Agency), the dividend rate on such Outstanding MRP Shares (the “Dividend Rate”) shall be the Applicable Rate. If the lowest credit rating assigned on any date to the MRP Shares by Fitch or any Other Rating Agency is equal to one of the ratings set forth in the table below (or its equivalent by any Other Rating Agency), the Dividend Rate for the MRP Shares shall be adjusted by adding the respective enhanced dividend amount (which shall not be cumulative) set forth opposite such rating (or the equivalent rating from any Other Rating Agency) to the Applicable Rate.

FITCH	ENHANCED DIVIDEND AMOUNT

“A-”	0.5%
“BBB+” to	2.0%
“BBB-”
“BB+” or below	4.0%

The Company shall, at all times, use its reasonable best efforts to cause at least one NRSRO to maintain a current rating on the MRP Shares. If, notwithstanding the foregoing requirements of this Section 2(c)(i), no Rating Agency is rating the Outstanding MRP Shares, the Dividend Rate (so long as no such rating exists) on the Outstanding MRP Shares shall be equal to the Applicable Rate plus 4.0% unless the Dividend Rate is the Default Rate, in which case the Dividend Rate shall remain the Default Rate.

(ii)         Subject to the cure provisions below, a “Default Period” will commence on any Dividend Payment Date or any date on which the Company would be required to redeem any MRP Shares regardless of whether any of the conditions of the Special Proviso in Section 3(a)(iv) were applicable, if the Company fails to pay directly in accordance with Section 14 of the Securities Purchase Agreement, (A) the full amount of any dividend payable on the Dividend Payment Date (a “Dividend Default”) or (B) the full amount of any redemption price payable with respect to any redemption required hereunder regardless of whether any of the conditions of the Special Proviso exists (the “Redemption Date”) (a “Redemption Default,” and together with a Dividend Default, is hereinafter referred to as “Default”). Subject to the cure provisions of Section 2(c)(iii) below, a Default Period with respect to a Dividend Default or a Redemption Default shall end on the Business Day on which, by 12:00 noon, New York City time, all unpaid dividends and any unpaid redemption price shall have been directly paid in accordance with Section 14 of the Securities Purchase Agreement. In the case of a Default, the Dividend Rate for each day during the Default Period will be equal to the Default Rate.

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(iii)        No Default Period with respect to a Dividend Default or Redemption Default (if such default is not solely due to the willful failure of the Company) shall be deemed to commence if the amount of any dividend or any redemption price due is paid in accordance with Section 14 of the Securities Purchase Agreement within three Business Days (the “Default Rate Cure Period”) after the applicable Dividend Payment Date or Redemption Date, together with an amount equal to the Default Rate applied to the amount of such non-payment based on the actual number of days within the Default Rate Cure Period divided by 360.

(iv)       The amount of dividends per share payable on each Dividend Payment Date of each Dividend Period shall be computed by multiplying the Applicable Rate (or the Default Rate) for such Dividend Period by a fraction, the numerator of which shall be 90 and the denominator of which shall be 360, multiplying the amount so obtained by the liquidation preference per MRP Share, and rounding the amount so obtained to the sixth decimal place. Dividends payable on any MRP Shares for any period of less than a full quarterly Dividend Period, including upon any redemption of such shares on any date other than on a Dividend Payment Date, shall be computed by multiplying the Applicable Rate (or the Default Rate) for such period by a fraction, the numerator of which shall be the actual number of days in such period and the denominator of which shall be 360, multiplying the amount so obtained by the liquidation preference per MRP Share, and rounding the amount so obtained to the sixth decimal place.

(d)          Any dividend payment made on MRP Shares shall first be credited against the earliest accumulated but unpaid dividends due with respect to such MRP Shares.

(e)         For so long as the MRP Shares are Outstanding, except as contemplated herein, the Company will not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares of capital stock, if any, ranking junior to the MRP Shares as to dividends or upon liquidation) with respect to Common Shares or any other shares of the Company ranking junior to or on a parity with the MRP Shares as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Company ranking junior to the MRP Shares as to dividends and upon liquidation) or any such parity shares (except by conversion into or exchange for shares of the Company ranking junior to or on a parity with the MRP Shares as to dividends and upon liquidation), unless (1) immediately after such transaction the MRP Shares Asset Coverage would be achieved and the Company would satisfy the MRP Shares Basic Maintenance Amount, (2) full cumulative dividends on the MRP Shares due on or prior to the date of the transaction have been declared and paid, and (3) the Company has redeemed the full number of MRP Shares required to be redeemed by any provision for mandatory redemption contained in Section 3(a) (without regard to the provisions of the Special Proviso).

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SECTION 3.        REDEMPTION.

(n)          (i) The Company may, at its option, redeem in whole or in part out of funds legally available therefor, MRP Shares at any time and from time to time, upon not less than 20 days nor more than 60 days’ notice as provided below, at the sum of (A) the MRP Liquidation Preference Amount (as defined herein) plus accumulated but unpaid dividends and distributions on the MRP Shares (whether or not earned or declared by the Company, but excluding interest thereon), to, but excluding, the date fixed for redemption, plus (B) the Make-Whole Amount (which in no event shall be less than zero); provided, however, the Company may, at its option, redeem the MRP Shares within 60 days prior to the Term Redemption Date at the MRP Liquidation Preference Amount plus accumulated but unpaid dividends and distributions thereon (whether or not earned or declared by the Company, but excluding interest thereon) to, but excluding, the date fixed for redemption. Notwithstanding the foregoing, the Company shall not give a notice of or effect any redemption pursuant to this Section 3(a)(i) unless (in the case of any partial redemption of MRP Shares), on the date on which the Company intends to give such notice and on the date of redemption, the Company would satisfy the MRP Shares Basic Maintenance Amount and THE MRP Shares Asset Coverage is greater than or equal to 225% immediately subsequent to such redemption, if such redemption were to occur on such date.

(ii)         In addition to subparagraph (a)(i) of this Section, if the MRP Shares Asset Coverage is greater than 225%, but less than or equal to 235%, for any five Business Days within a ten-Business Day period, determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination within the ten-Business Day period, the Company, upon not less than 12 days nor more than 40 days’ notice as provided below, may redeem the MRP Shares at the MRP Liquidation Preference Amount plus accumulated but unpaid dividends and distributions thereon (whether or not earned or declared by the Company, but excluding interest thereon) to, but excluding, the date fixed for redemption, plus a redemption amount equal to 2% of the MRP Liquidation Preference Amount. The amount of MRP Shares that may be redeemed under this provision shall not exceed an amount of MRP Shares which results in a MRP Shares Asset Coverage of more than 250% pro forma for such redemption, determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination.

(iii)       If the Company fails to maintain (1) the MRP Shares Asset Coverage as of the last day of any month or (2) the MRP Shares Basic Maintenance Amount as of any Valuation Date (any such day, a “Asset Coverage Cure Date”), the Company shall, subject to Section 3(a)(iv), redeem the MRP Shares at the MRP Liquidation Preference Amount plus accumulated but unpaid dividends and distributions thereon (whether or not earned or declared by the Company, but excluding interest thereon) to, but excluding, the date fixed for redemption, plus a redemption amount equal to 1% of the MRP Liquidation Preference Amount. The number of MRP Shares to be redeemed in such circumstances will be equal to the product of (A) the quotient of the number of Outstanding MRP Shares divided by the aggregate number of outstanding Preferred Shares of the Company (including the MRP Shares) which have an asset coverage test greater than or equal to 225% times (B) the minimum number of outstanding Preferred Shares of the Company (including the MRP Shares) the redemption of which would result in the Company satisfying the MRP Shares Asset Coverage and MRP Shares Basic Maintenance Amount as of a date that is no more than 30 days after an Asset Coverage Cure Date (the “Cure Date”) (provided that, if there is no such number of MRP Shares the redemption of which would have such result, the Company shall, subject to Section 3(a)(iv), redeem all MRP Shares then Outstanding). Notwithstanding the foregoing, if the Company satisfies the MRP Shares Asset Coverage and MRP Shares Basic Maintenance Amount as of the Cure Date before taking into account any redemptions of Preferred Shares, the Company shall not be obligated to redeem any Preferred Shares under this Section 3(a)(iii). The asset coverage in respect of the MRP Shares provided for in this Section 3(a)(iii) shall be determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination.

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(iv)        In determining the MRP Shares to be redeemed in accordance with the foregoing Section 3(a), the Company shall allocate the number of shares to be redeemed pursuant to this Section 3 pro rata among the Holders of MRP Shares in proportion to the number of shares they hold. The Company shall effect any redemption pursuant to subparagraph (a)(iii) of this Section 3 no later than 40 calendar days after the Asset Coverage Cure Date (the “Mandatory Redemption Date”), provided, that if (1) the Company does not have funds legally available for the redemption of, or (2) is not permitted under the Existing Credit Agreement (as amended, modified or replaced), any agreement or instrument consented to by the holders of a 1940 Act Majority of the Outstanding Preferred Shares pursuant to Section 4(f)(iii) or the note purchase agreements or indentures relating to the NTG Notes to redeem or (3) is not otherwise legally permitted to redeem, the number of MRP Shares which would be required to be redeemed by the Company under subparagraph (a)(iii) of this Section 3 if sufficient funds were available, together with shares of other Preferred Shares which are subject to mandatory redemption under provisions similar to those contained in this Section 3 (the foregoing provisions of clauses (1), (2) and (3) of this proviso being referred to as the “Special Proviso”), the Company shall redeem those MRP Shares, and other Preferred Shares which it was unable to redeem, on the earliest practicable date on which the Company will have such funds available and is otherwise not prohibited from redeeming pursuant to the Existing Credit Agreement (as amended, modified or replaced), such agreement or instrument consented to by the holders of a 1940 Act Majority of the Outstanding Preferred Stock pursuant to Section 4(f)(iii), or the note purchase agreements or indentures relating to the NTG Notes or other applicable laws, upon notice pursuant to Section 3(b) to record owners of the MRP Shares to be redeemed. The Company will make a direct payment to the Holders of the MRP Shares sufficient to redeem the specified number of MRP Shares with respect to a redemption required under subparagraph (a)(iii) of this Section 3, by 1:00 p.m., New York City time, on or prior to the Mandatory Redemption Date.

(v)         The Company shall redeem all Outstanding MRP Shares on the Term Redemption Date at the MRP Liquidation Preference Amount plus accumulated but unpaid dividends and distributions thereon (whether or not earned or declared by the Company, but excluding interest thereon), to, but excluding, the Term Redemption Date.

6

(b)          In the event of a redemption pursuant to Section 3(a), the Company will file a notice of its intention to redeem with the Commission under Rule 23c-2 under the 1940 Act or any successor provision to the extent applicable. In addition, the Company shall deliver a notice of redemption (the “Notice of Redemption”) containing the information set forth below to the Holders of MRP Shares to be redeemed not less than 10 days (in the case of Section 3 (a)(i) and Section 3(a)(ii)), or 3 Business Days (in the case of Section 3(a)(iii)) and not more than 40 days prior to the applicable redemption date. Subject to the provisions of the Securities Purchase Agreement regarding notices to the Holders, the Notice of Redemption will be addressed to the Holders of MRP Shares at their addresses appearing on the share records of the Company. Such Notice of Redemption will set forth (1) the date fixed for redemption, (2) the number and identity of MRP Shares to be redeemed, (3) the redemption price (specifying the amount of accumulated dividends to be included therein and the amount of the redemption premium, if any), (4) that dividends on the shares to be redeemed will cease to accumulate on such date fixed for redemption, and (5) the provision of these terms of the MRP Shares under which redemption shall be made. No defect in the Notice of Redemption or in the transmittal or mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law.

(c)          Notwithstanding the provisions of paragraph (a) of this Section 3, but subject to Section 5(b), no MRP Shares may be redeemed unless all dividends in arrears on the Outstanding MRP Shares and all shares of capital stock of the Company ranking on a parity with the MRP Shares with respect to payment of dividends or upon liquidation have been or are being contemporaneously paid or set aside for payment; provided, however, , that the foregoing shall not prevent the purchase or acquisition by the Company of all Outstanding MRP Shares pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all Outstanding MRP Shares.

(d)          Upon payment in accordance with Section 14 of the Securities Purchase Agreement on or prior to the date fixed for redemption and the giving of the Notice of Redemption to the Holders of the MRP Shares under paragraph (b) of this Section 3, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be Outstanding for any purpose (including, without limitation, for purposes of calculating whether the Company has maintained the MRP Shares Asset Coverage or met the MRP Shares Basic Maintenance Amount), and all rights of the Holder of the shares so called for redemption shall cease and terminate, except the right of such Holder to receive the redemption price specified herein, but without any interest or other additional amount.

(e)         To the extent that any redemption for which a Notice of Redemption has been given is not made by reason of the Special Proviso, such redemption shall be made as soon as practicable to the extent such funds become legally available or such redemption is no longer otherwise prohibited. Failure to redeem MRP Shares shall be deemed to exist when the Company shall have failed, for any reason whatsoever, to pay in accordance with Section 14 of the Securities Purchase Agreement the redemption price with respect to any shares for which such Notice of Redemption has been given in accordance with Sections 3(a) and 3(b) hereof. Notwithstanding the fact that the Company may not have redeemed MRP Shares for which a Notice of Redemption has been given, dividends may be declared and paid on MRP Shares and shall include those MRP Shares for which Notice of Redemption has been given but for which deposit of funds has not been made.

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(f)          Except for the provisions described above, nothing contained in these terms of the MRP Shares limits any right of the Company to purchase or otherwise acquire any MRP Shares at any price, whether higher or lower than the price that would be paid in connection with an optional or mandatory redemption, so long as, at the time of any such purchase, (1) there is no arrearage in the payment of dividends on, or the mandatory or optional redemption price with respect to, any MRP Shares for which Notice of Redemption has been given, (2) the Company is in compliance with the MRP Shares Asset Coverage and MRP Shares Basic Maintenance Amount after giving effect to such purchase or acquisition on the date thereof and (3) an offer to purchase or otherwise acquire any MRP Shares is made by the Company pro rata to the Holders of all of the MRP Shares at the time outstanding upon the same terms and conditions with respect to MRP Shares.

(g)          In the case of any redemption pursuant to this Section 3, only whole MRP Shares shall be redeemed, and in the event that any provision of the Charter would require redemption of a fractional share, the Company shall be authorized to round up so that only whole shares are redeemed.

(h)         Notwithstanding anything herein to the contrary, the Board of Directors may authorize, create or issue any class or series of shares of capital stock, including other series of mandatory redeemable preferred shares, ranking on a parity with the MRP Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Company (“Parity Shares”), to the extent permitted by the 1940 Act, if, upon issuance, the Company would meet the MRP Shares Asset Coverage and the MRP Shares Basic Maintenance Amount and (ii) in the event the holders of such Parity Shares have the benefit of any rights substantially similar to Sections 2(e), 3(a)(iii), 4(f)(iv) or 4(1) which are additional to or more beneficial than the rights of the Holders of the MRP Shares under such sections, these Articles Supplementary shall be deemed to include such additional or more beneficial rights for the benefit of the Holders of the MRP Shares. Such rights incorporated herein shall be terminated when and if terminated with respect to such other Parity Shares and shall be deemed amended or modified concurrently with any amendment or modification of such other Parity Shares (but, in no event, shall any such termination, amendment or modification affect the remaining rights of the Holders of the MRP Shares).

SECTION 4.        VOTING RIGHTS.

(a)          Except for matters which do not require the vote of Holders of MRP Shares under the 1940 Act and except as otherwise provided in the Charter or Bylaws, herein or as otherwise required by applicable law, (1) each Holder of MRP Shares shall be entitled to one vote for each MRP Share held on each matter submitted to a vote of stockholders of the Company, and (2) the holders of Outstanding Preferred Shares and Common Shares shall vote together as a single class on all matters submitted to stockholders; provided, however, that the holders of Outstanding Preferred Shares shall be entitled, as a class, to the exclusion of the holders of shares of all other classes of stock of the Company, to elect two Directors of the Company at all times. Subject to the foregoing rights of the Holders of the MRP Shares, the identity and class (if the Board of Directors is then classified) of the nominees for such Directors may be fixed by the Board of Directors. Subject to paragraph (b) of this Section 4, the holders of Outstanding Common Shares and Preferred Shares, voting together as a single class, shall elect the balance of the Directors.

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(b)         During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a “Voting Period”), the number of Directors constituting the Board of Directors shall automatically increase by the smallest number that, when added to the two Directors elected exclusively by the holders of Preferred Shares would constitute a majority of the Board of Directors as so increased by such smallest number; and the holders of Preferred Shares shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of shares of the Company), to elect such smallest number of additional Directors, together with the two Directors that such holders are in any event entitled to elect. A Voting Period shall commence:

(i)           if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared) on Preferred Shares equal to at least two full years’ dividends shall be due and unpaid; or

(ii)          if at any time holders of any Preferred Shares are entitled under the 1940 Act to elect a majority of the Directors of the Company.

If a Voting Period has commenced pursuant to Section 4(b)(i), the Voting Period shall not end until all such accumulated dividends are paid to the holders of the Preferred Shares or have been otherwise provided for in a manner approved by the holders of the Preferred Shares. Upon the termination of a Voting Period, the voting rights described in this paragraph (b) of Section 4 shall cease, subject always, however, to the revesting of such voting rights in the holders of Preferred Shares upon the further occurrence of any of the events described in this paragraph (b) of Section 4.

(c)          As soon as practicable after the accrual of any right of the holders of Preferred Shares to elect additional Directors as described in paragraph (b) of this Section 4, the Company shall call a special meeting of such holders, and mail a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 30 calendar days after the date of mailing of such notice. If the Company fails to send such notice or if a special meeting is not called at the expense of the Company, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of Preferred Shares held during a Voting Period at which Directors are to be elected, a majority of such holders, voting as a separate class (to the exclusion of the holders of all other securities and classes of capital stock of the Company), shall be entitled to elect the number of Directors prescribed in paragraph (b) of this Section 4 on a one-vote-per-share basis.

(d)          The terms of office of all persons who are Directors of the Company at the time of a special meeting of Holders of the MRP Shares and holders of other Preferred Shares to elect Directors shall continue, notwithstanding the election at such meeting by the Holders of the MRP Shares and such holders of other Preferred Shares of the number of Directors that they are entitled to elect, and the persons so elected by such holders, together with the two incumbent Directors elected by such holders and the remaining incumbent Directors, shall constitute the duly elected Directors of the Company.

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(e)         Simultaneously with the termination of a Voting Period, the terms of office of the additional Directors elected by the Holders of the MRP Shares and holders of other Preferred Shares pursuant to paragraph (b) of this Section 4 shall terminate, the number of Directors constituting the Board of Directors shall decrease accordingly, the remaining Directors shall constitute the Directors of the Company and the voting rights of such holders to elect additional Directors pursuant to paragraph (b) of this Section 4 shall cease, subject to the provisions of the last sentence of paragraph (b) of this Section 4.

(f)          So long as any of the Preferred Shares are Outstanding, the Company will not, without the affirmative vote of the holders of a majority of the outstanding Preferred Shares determined with reference to a “majority of outstanding voting securities” as that term is defined in Section 2(a)(42) of the 1940 Act (a “1940 Act Majority”), voting as a separate class:

(i)          amend, alter or repeal (including by merger, consolidation or otherwise) any of the preferences, rights or powers of such class of Preferred Shares so as to adversely affect such preferences, rights or powers and will not amend any provision of the Charter or Bylaws in a manner which would restrict or limit the ability of the Company to comply with the terms and provisions of the Securities Purchase Agreement;

(ii)          amend alter or repeal (including by merger, consolidation or otherwise) any of the provisions of the Charter or Bylaws if such amendment, alteration or repeal would adversely affect any privilege, preference, right or power of the MRP Shares or the Holders thereof;

(iii)       enter into, become a party to, be bound by or adopt or allow to exist any agreement or instrument or any evidence of indebtedness which contains restrictive covenants intended to limit the right of the Company to make dividends, distributions, redemptions or repurchases of Preferred Shares (each a “Restricted Payment Covenant”) which are more restrictive than the most restrictive of the provisions of Section 10.5 of the Existing Note Purchase Agreements of the Company or Section 7.06 of the Existing Credit Agreement, in each case, as such Existing Note Purchase Agreements and Existing Credit Agreement are in effect on October 16, 2018 (other than Restricted Payment Covenants that are more restrictive as a result of (1) a change in the laws or regulations or the Rating Agency Guidelines to which the Company is subject or (2) dividends, distributions, redemptions or repurchases of Preferred Shares being blocked or restricted as a result of the occurrence of any default or event of default as such terms are defined under any such agreement or instrument). For the avoidance of doubt, an amendment to, or adoption of, a covenant (other than a Restricted Payment Covenant) in any instrument or agreement evidencing indebtedness of the Company (including, without limitation, the Existing Note Purchase Agreements and the Existing Credit Agreement) shall not require the affirmative vote of a 1940 Act Majority of the Holders of the Preferred Shares pursuant to this Section 4(0(iii);

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(iv)         create, authorize or issue shares of any class of capital stock ranking on a parity with the Preferred Shares with respect to the payment of dividends or the distribution of assets, or any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, such shares of capital stock ranking on a parity with the Preferred Shares or reclassify any authorized shares of capital stock of the Company into any shares ranking on a parity with the Preferred Shares (except that, notwithstanding the foregoing, but subject to the provision of Section 3(h), the Board of Directors, without the vote or consent of the holders of the Preferred Shares may from time to time authorize, create and classify, and the Company, to the extent permitted by the 1940 Act, may from time to time issue, shares or series of Preferred Shares, including other series of Mandatory Redeemable Preferred Shares, ranking on a parity with the MRP Shares with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Company, and may authorize, reclassify and/or issue any additional MRP Shares, including shares previously purchased or redeemed by the Company, subject to (i) continuing compliance by the Company with MRP Shares Asset Coverage requirement and MRP Shares Basic Maintenance Amount and, in all material respects, the other provisions of these Articles Supplementary, and (ii) the payment in full of all accrued and unpaid dividends on the MRP Shares and the effectuation of all redemptions required in respect of the MRP Shares, in each case, without regard to the Special Proviso in Section 3(a)(iv) except to the extent the proceeds of the issuance of such Preferred Shares are used to pay such dividends in full and to effect all such redemptions);

(v)          liquidate or dissolve the Company;

(vi)        create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any material lien, mortgage, pledge, charge, security interest, security agreement, conditional sale or trust receipt or other material encumbrance of any kind upon any of the Company’s assets as a whole, except (A) liens the validity of which are being contested in good faith by appropriate proceedings, (B) liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) liens, pledges, charges, security interests, security agreements or other encumbrances arising in connection with any indebtedness senior to the MRP Shares or arising in connection with any futures contracts or options thereon, dividend rate swap or cap transactions, forward rate transactions, put or call options, short sales of securities or other similar transactions, (D) liens, pledges, charges, security interests, security agreements or other encumbrances arising in connection with any indebtedness permitted under clause (vii) below and (E) liens to secure payment for services rendered, including, without limitation, services rendered by the Company’s custodian or paying agent;

(vii)      create, authorize, issue, incur or suffer to exist any indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness, except the Company may borrow and issue indebtedness as may be permitted by the Company’s investment restrictions or as may be permitted by the 1940 Act; provided, however, that transfers of assets by the Company subject to an obligation to repurchase shall not be deemed to be indebtedness for purposes of this provision to the extent that after any such transaction the Company meets the MRP Shares Basic Maintenance Amount; or

(viii)      create, authorize or issue of any shares of capital stock of the Company which are senior to the MRP Shares with respect to the payment of dividends, the making of redemptions, liquidation preference or the distribution of assets of the Company.

(g)         The affirmative vote of the holders of a 1940 Act Majority of the Outstanding Preferred Shares, voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares or any action requiring a vote of security holders of the Company under Section 13(a) of the 1940 Act.

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(h)         The affirmative vote of the holders of a 1940 Act Majority of the MRP Shares, voting separately as a series, shall be required with respect to any matter that materially and adversely affects the rights, preferences, or powers of the MRP Shares in a manner different from that of other separate series of classes of the Company’s shares of capital stock. The vote of holders of any shares described in this Section 4(h) will in each case be in addition to a separate vote of the requisite percentage of Common Shares and/or Preferred Shares, if any, necessary to authorize the action in question.

(i)          Unless otherwise required by law, , Holders of MRP Shares shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. The Holders of MRP Shares shall have no rights to cumulative voting.

(j)         The foregoing voting provisions will not apply with respect to the MRP Shares if, at or prior to the time when a vote is required, such shares have been (i) redeemed or (ii) called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

(k)         Any vote, amendment, waiver, or consent granted or to be effected by any Holder of MRP Shares that has agreed to transfer such MRP Shares to the Company or any Affiliate of the Company and has agreed to provide such waiver, vote, amendment or modification as a condition to such transfer shall be void and of no effect except as to such Holder.

(l)           So long as any of the Preferred Shares are Outstanding, the Company will not, without the affirmative vote of (1) the holders of a 1940 Act Majority of the outstanding Preferred Shares, voting as a separate class, and (2) the holders of a 1940 Act Majority of the holders of the MRP Shares, voting as a separate series, create, authorize or issue shares of any class of capital stock ranking senior to the Preferred Shares with respect to the payment of dividends or the distribution of assets, or any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, such shares of capital stock ranking senior to the Preferred Shares or reclassify any authorized shares of capital stock of the Company into any shares ranking senior to the Preferred Shares.

SECTION 5.        LIQUIDATION RIGHTS.

(a)        Upon the dissolution, liquidation or winding up of the affairs of the Company, whether voluntary or involuntary, the Holders of MRP Shares then Outstanding, together with holders of shares of any Preferred Shares ranking on a parity with the MRP Shares upon dissolution, liquidation or winding up, shall be entitled to receive and to be paid out of the assets of the Company (or the proceeds thereof) available for distribution to its stockholders after satisfaction of claims of creditors of the Company, but before any distribution or payment shall be made in respect of the Common Shares, an amount equal to the liquidation preference with respect to such shares. The liquidation preference for MRP Shares shall be $25.00 per share, plus an amount equal to all accumulated dividends thereon (whether or not earned or declared but without interest) to the date payment of such distribution is made in full. No redemption premium shall be paid upon any liquidation even if such redemption premium would be paid upon optional or mandatory redemption of the relevant shares. In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or otherwise, is permitted under the MGCL, amounts that would be needed, if the Company were to be dissolved at the time of distribution, to satisfy the liquidation preference of the MRP Shares will not be added to the Company’s total liabilities.

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(b)         If, upon any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the assets of the Company available for distribution among the holders of all outstanding Preferred Shares shall be insufficient to permit the payment in full to holders of the amounts to which they are entitled, then the available assets shall be distributed among the holders of all outstanding Preferred Shares ratably in any distribution of assets according to the respective amounts which would be payable on all the shares if all amounts thereon were paid in full.

(c)         Upon the dissolution, liquidation or winding up of the affairs of the Company, whether voluntary or involuntary, until payment in full is made to the Holders of MRP Shares of the liquidation distribution to which they are entitled, (1) no dividend or other distribution shall be made to the holders of Common Shares or any other class of shares of capital stock of the Company ranking junior to MRP Shares upon dissolution, liquidation or winding up and (2) no purchase, redemption or other acquisition for any consideration by the Company shall be made in respect of the Common Shares or any other class of shares of capital stock of the Company ranking junior to MRP Shares upon dissolution, liquidation or winding up.

(d)         A consolidation, reorganization or merger of the Company with or into any company, trust or other legal entity, or a sale, lease or exchange of all or substantially all of the assets of the Company in consideration for the issuance of equity securities of another company, trust or other legal entity shall not be deemed to be a liquidation, dissolution or winding up, whether voluntary or involuntary, for the purposes of this Section 5.

(e)          After the payment to the holders of Preferred Shares of the full preferential amounts provided for in this Section 5, the holders of Preferred Shares as such shall have no right or claim to any of the remaining assets of the Company.

(f)          Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with MRP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Company, after payment shall have been made in full to the Holders of the MRP Shares as provided in paragraph (a) of this Section 5, but not prior thereto, any other series or class or classes of stock ranking junior to MRP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Company shall, subject to any respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the MRP Shares shall not be entitled to share therein.

SECTION 6.       CERTAIN OTHER RESTRICTIONS.

If the Rating Agency Guidelines require the Company to receive a prior written confirmation that certain actions would not impair the rating then assigned by the Rating Agency to the MRP Shares, then the Company will not engage in such actions unless it has received written confirmation from each such Rating Agency that such actions would not impair the rating then assigned by such Rating Agency.

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SECTION 7.        COMPLIANCE PROCEDURES FOR ASSET MAINTENANCE TESTS.

For so long as any MRP Shares are Outstanding and Fitch or any Other Rating Agency which so requires is then rating such shares, the Company shall deliver to each rating agency which is then rating MRP Shares and any other party specified in the Rating Agency Guidelines all certificates that are set forth in the respective Rating Agency Guidelines at such times and containing such information as set forth in the respective Rating Agency Guidelines.

SECTION 8.        MRP SHARES ASSET COVERAGE.

The Company shall maintain, as of the last Business Day of any week in which any shares of the MRP Shares are Outstanding, asset coverage that is equal to or greater than the MRP Shares Asset Coverage; provided, however, , that Section 3(a)(iii) shall be the sole remedy if the Company fails to do so.

SECTION 9.        NOTICE.

All notices and communications provided for hereunder shall be in accordance with Section 18 of the Securities Purchase Agreement, except as otherwise provided in these terms of the MRP Shares or by the MGCL for notices of stockholders’ meetings.

SECTION 10.      WAIVER.

Without limiting Section 4(k) and Section 4(1) above, to the extent permitted by Maryland law, holders of a 1940 Act Majority of the outstanding Preferred Shares, acting collectively or voting separately from any other series, may by affirmative vote waive any provision hereof intended for their respective benefit in accordance with such procedures as may from time to time be established by the Board of Directors.

SECTION 11.      TERMINATION.

If no MRP Shares are Outstanding, all rights and preferences of such shares established and designated hereunder shall cease and terminate, and all obligations of the Company under these terms of the MRP Shares, shall terminate.

SECTION 12.      RATING AGENCY REQUESTS.

(a)          In the event the Company has been requested by an NRSRO which is then rating the MRP Shares to take any action with respect to the MRP Shares to maintain the rating of such NRSRO thereon and such action would require the vote of the Holders of the MRP Shares, if the Company shall give written notice of such request in reasonable detail of such action by the related NRSRO in writing to each Holder of MRP Shares in accordance with the requirements of Schedule A to the Securities Purchase Agreement, (but only by delivery by nationally recognized courier service of hard copies and only if such “courier” receives written acknowledgement of receipt by such Holder) (such notice being referred to as the “Company Request”), a Holder shall be deemed to have agreed to the matters requested by the Company in such Company Request if such Holder does not object to the Company Request within 30 days after receipt of the Company Request.

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(b)         Subject to the provisions of these terms of the MRP Shares, including Section 12(a), the Board of Directors may, by resolution duly adopted, without stockholder approval (except as otherwise provided by these terms of the MRP Shares or required by applicable law), modify these terms of the MRP Shares to reflect any modification hereto which the Board of Directors is entitled to

SECTION 13.      DEFINITIONS.

As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agency Discounted Value” means the quotient of the Market Value of an Eligible Asset divided by the applicable Rating Agency Discount Factor, provided that with respect to an Eligible Asset that is currently callable, Agency Discounted Value will be equal to the quotient as calculated above or the call price, whichever is lower, and that with respect to an Eligible Asset that is prepayable, Agency Discounted Value will be equal to the quotient as calculated above or the par value, whichever is lower.

“Applicable Rate” means 4.39% per annum, as adjusted (if applicable) in accordance with Section 2(c)(i) hereof.

“Asset Coverage Cure Date” has the meaning set forth in Section 3(a)(iii).

“Basic Maintenance Amount” has the meaning set forth in the Rating Agency Guidelines.

“Board of Directors” or “Board” means the Board of Directors of the Company or any duly authorized committee thereof as permitted by applicable law.

“Business Day” means (a) for the purposes of an optional redemption pursuant to Section 3(a)(i) only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of these Articles Supplementary, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, or Leawood, Kansas are required or authorized to be closed.

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“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the shares of Common Stock, par value $.001 per share, of the Company.

“Cure Date” has the meaning set forth in Section 3(a)(iii) hereof. “Default” has the meaning set forth in Section 2(c)(ii) hereof. “Default Period” has the meaning set forth in Section 2(c)(ii) hereof.

“Default Rate” means, for any calendar day, the Applicable Rate in effect on such day (without adjustment for any credit rating change on the MRP Shares) plus 5% per annum.

“Default Rate Cure Period” has the meaning set forth in Section 2(c)(iii) hereof. “Dividend Default” has the meaning set forth in Section 2(c)(ii) hereof.

“Dividend Payment Date” with respect to the MRP Shares means the first (1st) Business Day of the month next following each Dividend Period.

“Dividend Period” means, with respect to the MRP Shares, the period from and including the Original Issue Date or other date of the original issuance thereof, as applicable, and ending on and including the next following Quarterly Dividend Date, and each subsequent period from but excluding a Quarterly Dividend Date and ending on and including the next following Quarterly Dividend Date.

“Dividend Rate” has the meaning set forth in Section 2(c)(i) hereof.

“Eligible Assets” means Fitch Eligible Assets (if Fitch is then rating the MRP Shares) and/or Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the MRP Shares), whichever is applicable.

“Existing Credit Agreement” means the Amended and Restated Credit Agreement dated as of June 15, 2015 by and among the Company, as borrower, Bank of America, N.A., as administrative agent and the other lender parties thereto as amended by Amendment No. 1 to Amended and Restated Credit Agreement dated as of June 12, 2017, and Amendment No. 2 to Amended and Restated Credit Agreement dated as of September 4, 2018.

“Existing Note Purchase Agreements” means (i) the Master Note Purchase Agreement dated October 7, 2010 as amended by that certain letter agreement dated August 5, 2015, (ii) the Note Purchase Agreement dated May 12, 2011, (iii) the Note Purchase Agreement dated April 17, 2014 as amended by that certain letter agreement dated August 5, 2015, (iv) the Note Purchase Agreement dated September 9, 2014 as amended by that certain letter agreement dated August 5, 2015, (v) the Note Purchase Agreement dated December 9, 2015, (vi) the Note Purchase Agreement dated December 13, 2017, and (vii) the Note Purchase Agreement dated October 16, 2018.

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“Fitch” means Fitch Ratings and its successors at law.

“Fitch Discount Factor” means the discount factors set forth in the Fitch Guidelines for use in calculating the Agency Discounted Value of the Company’s assets in connection with Fitch’s ratings then assigned on the Preferred Shares.

“Fitch Eligible Assets” means the assets of the Company set forth in the Fitch Guidelines as eligible for inclusion in calculating the Agency Discounted Value of the Company’s assets in connection with Fitch’s ratings then assigned on the MRP Shares.

“Fitch Guidelines” mean the guidelines provided by Fitch, as may be amended from time to time, in connection with Fitch’s ratings then assigned on the MRP Shares.

“Holder” means, with respect to MRP Shares, the registered holder of MRP Shares as the same appears on the share ledger or share records of the Company.

“Make-Whole Amount” for each MRP Share means, with respect to any MRP Share, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the MRP Liquidation Preference Amount of such MRP Share over the amount of such MRP Liquidation Preference Amount, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

(1)              “Discounted Value” means, with respect to the MRP Liquidation Preference Amount of any MRP Share, the amount obtained by discounting all Remaining Scheduled Payments with respect to such MRP Liquidation Preference Amount from their respective scheduled due dates to the Settlement Date with respect to such MRP Liquidation Preference Amount, in accordance with accepted financial practice and at a discount factor (applied quarterly on a Quarterly Dividend Date) equal to the Reinvestment Yield with respect to such MRP Liquidation Preference Amount.

(2)              “Reinvestment Yield” means, with respect to the MRP Liquidation Preference Amount of any MRP Share, the sum of (a) .50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such MRP Liquidation Preference Amount, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such MRP Liquidation Preference Amount as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the dividend rate of the applicable MRP Share. If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the MRP Liquidation Preference Amount of any MRP Share, the sum of (x) .50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such MRP Liquidation Preference Amount, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such MRP Liquidation Preference Amount as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the dividend rate of the applicable MRP Share.

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(3)             “Remaining Average Life” means, with respect to any MRP Liquidation Preference Amount, the number of years obtained by dividing (i) such MRP Liquidation Preference Amount into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such MRP Liquidation Preference Amount by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such MRP Liquidation Preference Amount and the scheduled due date of such Remaining Scheduled Payment.

(4)             “Remaining Scheduled Payments” means, with respect to the MRP Liquidation Preference Amount of any MRP Share, all payments of such MRP Liquidation Preference Amount and dividends thereon at the Applicable Rate or the Default Rate (as applicable) as if they were paid on each Quarterly Dividend Payment Date after the Settlement Date with respect to such MRP Liquidation Preference Amount if no payment of such MRP Liquidation Preference Amount were made prior to the Term Redemption Date, provided that if such Settlement Date is not a Quarterly Dividend Payment Date, then the amount of the next succeeding scheduled dividend payment will be reduced by the amount of dividends accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 3.

(5)              “Settlement Date” means, with respect to the MRP Liquidation Preference Amount of any MRP Share, the date on which such MRP Liquidation Preference Amount is to be prepaid pursuant to Section 3.

“Mandatory Redemption Date” has the meaning set forth in Section 3(a)(iv) hereof.

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“Market Value” means the market value of an asset of the Company determined as follows: Readily marketable portfolio securities listed on any exchange other than the NASDAQ are valued, except as indicated below, at the last sale price on the Business Day as of which such value is being determined. If there has been no sale on such day, the securities are valued at the mean of the most recent bid and asked prices on such day. Securities admitted to trade on the NASDAQ are valued at the NASDAQ official closing price. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the Business Day as of which such value is being determined at the close of the exchange representing the principal market for such securities. Equity securities traded in the over-the-counter market, but excluding securities admitted to trading on the NASDAQ, are valued at the closing bid prices. Fixed income securities with a remaining maturity of 60 days or more are valued by the Company using a pricing service. When price quotations are not available, fair market value will be based on prices of comparable securities. Fixed income securities maturing within 60 days are valued on an amortized cost basis. For securities that are privately issued or illiquid, as well as any other portfolio security held by the Company for which, in the judgment of the Company’s investment adviser, reliable market quotations are not readily available, the pricing service does not provide a valuation, or provides a valuation that in the judgment of that investment adviser is stale or does not represent fair value, valuations will be determined in a manner that most fairly reflects fair value of the security on the valuation date under procedures adopted by the Board of Directors of the Company.

 “MGCL” has the meaning set forth in Section 1(e) hereof.

“MRP Liquidation Preference Amount” means for the MRP Shares, liquidation preference, $25.00 per share.

“MRP Shares” has the meaning set forth in the Preamble.

“MRP Shares Asset Coverage” means asset coverage, as determined in accordance with Section 18(h) of the 1940 Act, as in effect on the date of issuance of the MRP Shares, of at least 225% with respect to all outstanding Senior Securities and Preferred Shares, including all outstanding MRP Shares (or such other greater asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for Senior Securities and Preferred Stock of a closed end investment company as a condition of clearing dividends on its common stock), determined on the basis of values calculated as of a time within 48 hours next preceding the time of such determination.

“MRP Shares Basic Maintenance Amount” means, so long as Fitch or any Other Rating Agency is then rating the Outstanding MRP Shares, the maintenance of Eligible Assets with an aggregate Agency Discounted Value at least equal to the Basic Maintenance Amount.

“1940 Act” means the Investment Company Act of 1940, as amended from time to time. “1940 Act Majority” has the meaning set forth in Section 4(f) hereof.

“Notice of Redemption” means any notice with respect to the redemption of MRP Shares pursuant to Section 3.

“NRSRO” means a nationally recognized statistical ratings organization.

19

“NTG Notes” shall mean the $312,000,000 in the principal amount of the Company’s currently outstanding floating and fixed rate senior unsecured notes and any additional series of such notes which may be issued from time to time by the Company.

“Original Issue Date” means October 16,2018.

“Other Rating Agency” means each NRSRO, if any, other than Fitch then providing a rating for the MRP Shares pursuant to the request of the Company.

“Other Rating Agency Discount Factor” means the discount factors set forth in the Other Rating Agency Guidelines of each Other Rating Agency for use in calculating the Agency Discounted Value of the Company’s assets in connection with the Other Rating Agency’s rating of the MRP Shares.

“Other Rating Agency Eligible Assets” means assets of the Company designated by any Other Rating Agency as eligible for inclusion in calculating the Agency Discounted Value of the Company’s assets in connection with such Other Rating Agency’s rating of MRP Shares.

“Other Rating Agency Guidelines” means the guidelines provided by each Other Rating Agency, as may be amended from time to time, in connection with the Other Rating Agency’s rating of MRP Shares.

“Outstanding” or “outstanding” means, as of any date, MRP Shares theretofore issued by the Company except, without duplication, any MRP Shares theretofore canceled, redeemed or repurchased by the Company. Notwithstanding the foregoing, (A) for purposes of voting rights (including the determination of the number of shares required to constitute a quorum), any of the MRP Shares to which the Company or any Affiliate of the Company shall be the Holder shall be disregarded and not deemed outstanding, and (B) for purposes of determining the MRP Shares Basic Maintenance Amount, MRP Shares held by the Company shall be disregarded and not deemed outstanding but shares held by any Affiliate of the Company shall be deemed outstanding.

“Parity Shares” shall have the meaning set forth in Section 3(h) hereof.

“Person” or “person” means and includes an individual, a corporation, a partnership, a trust, a company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

“Preferred Shares” means the shares of Preferred Stock, par value $0.001 per share, including the MRP Shares, of the Company from time to time.

“Quarterly Dividend Date” means the 16th day of each January, April, July and October.

“Rating Agency” means each of Fitch (if Fitch is then rating MRP Shares) and any Other Rating Agency.

20

“Rating Agency Discount Factor” means the Fitch Discount Factor (if Fitch is then rating Preferred Shares) or an Other Rating Agency Rating Agency Discount Factor, whichever i s applicable.

“Rating Agency Guidelines” mean Fitch Guidelines (if Fitch is then rating MRP Shares) and any Other Rating Agency Guidelines (if any Other Rating Agency is then rating MRP Shares), whichever is applicable.

“Redemption Date” has the meaning set forth in Section 2(c)(ii) hereof. “Redemption Default” has the meaning set forth in Section 2(c)(ii) hereof. “Restricted Payment Covenant” has the meaning set forth in Section 4(f)(iii) hereof.

“Securities Purchase Agreement” means the Securities Purchase Agreement dated October 16, 2018, as amended from time to time, of the Company in respect of the MRP Shares.

“Senior Securities” means indebtedness for borrowed money of the Company including, without limitation, the NTG Notes, bank borrowings and (without duplication) other indebtedness of the Company within the meaning of Section 18 of the 1940 Act.

“Special Proviso” shall have the meaning set forth in Section 3(a)(iv).

“Term Redemption Date” means October 16, 2023 for the MRP Shares, provided that if such day is not a Business Day, the payment otherwise due on the Term Redemption Date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of dividends payable on such next succeeding Business Day.

“Valuation Date” means every Friday, or, if such day is not a Business Day, the next preceding Business Day; provided, however, that the first Valuation Date may occur on any other date established by the Company; provided, further, however, that such first Valuation Date shall be not more than one week from the date on which MRP Shares initially are issued.

“Voting Period” shall have the meaning set forth in Section 4(b) hereof.

SECTION 14.      INTERPRETATION.

References to sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs are to such sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs contained herein, unless specifically identified otherwise.

SECOND: The MRP Shares have been classified and designated by the Board of Directors under the authority contained in the Charter.

THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FOURTH: The undersigned Chief Executive Officer, Principal Financial Officer and Treasurer of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer, Principal Financial Officer and Treasurer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

21

IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf by its Chief Executive Officer, Principal Financial Officer and Treasurer and attested to by its Secretary on this          day of October, 2018.

ATTEST:	TORTOISE MLP FUND, INC.
(SEAL)
Name: Diane M. Bono	Name: P. Bradley Adams
Title: Secretary	Title: Chief Executive Officer, Principal Financial Officer and Treasurer

22

FORM OF CERTIFICATE REPRESENTING MRP SHARES

[See Attached]

Exhibit 2
(to Securities Purchase Agreement)

Number *G-[__]	Shares *[__]*

SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

CUSIP

TORTOISE MLP FUND, INC.
a Corporation Formed Under the Laws of the State of Maryland

THIS CERTIFIES THAT **[___________________ ] is the registered holder of **[_____________] [_________]** fully paid and nonassessable shares of Series G Mandatory Redeemable Preferred Shares, $0.001 par value per share, $25.00 liquidation preference per share, of

Tortoise MLP Fund, Inc.

(the “Corporation”) transferable on the share register of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this certificate (this “Certificate”) properly endorsed or assigned. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments or supplements thereto, a copy of each of which is on file at the office of the Corporation, to all of which the holder of this Certificate, by acceptance hereof, assents and agrees to be bound.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED: October____ , 2018	(SEAL)
President

Secretary

IMPORTANT NOTICE

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT’) OR UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS REGISTERED UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE OR FOREIGN SECURITIES LAWS OR UNLESS AN EXEMPTION FROM THE REQUIREMENT FOR SUCH REGISTRATION IS AVAILABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT DATED OCTOBER 16, 2018 BY AND BETWEEN THE CORPORATION AND THE HOLDER HEREOF, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION. A COPY OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICE.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION MAY REQUIRE
 A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT		Custodian
TEN ENT - as tenants by the entireties		(Custodian)		(Minor)
JT TEN - as joint tenants with right of	Under the Uniform Gifts to Minors Act of
survivorship and not as tenants in common		(State)

FOR VALUE RECEIVED,	HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO
(NAME & ADDRESS, INCLUDING ZIP CODE & SS# OR OTHER IDENTIFYING # OF ASSIGNEE)

____________________________(_________________) shares of stock of the Corporation represented by this Certificate and does hereby irrevocably constitute and appoint attorney to transfer the said shares on the share register of the Corporation, with full power of substation in the premises.

Dated:
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY OTHER CHANGE.

FORM OF OPINION OF SPECIAL COUNSEL
TO THE COMPANY

[SeeAttached]

Exhibit 4.4(a)
(to Securities Purchase Agreement)

FORM OF OPINION OF SPECIAL COUNSEL
TO THE PURCHASERS

[TO BE PROVIDED ON A CASE BY CASE BASIS]

Exhibit 4.4(b)
(to Securities Purchase Agreement)

FORM OF LEGEND

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS REGISTERED UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE OR FOREIGN SECURITIES LAWS OR UNLESS AN EXEMPTION FROM THE REQUIREMENT FOR SUCH REGISTRATION IS AVAILABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT DATED OCTOBER 16, 2018 BY AND BETWEEN THE CORPORATION AND THE HOLDER HEREOF, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION. A COPY OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICE.
Exhibit 13.1
(to Securities Purchase Agreement)